THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

Promissory Note

Amount: **US$30,000.00**
20% Interest per Annum. Issuance date: November 30, 2015

Maturity Date: Six (6) Months from the date of this Agreement

FOR VALUE RECEIVED, Livewire Ergogenics Inc., a Nevada corporation located at 24845 Corbit Place, Yorba Linda, CA 92887 (the "Borrower"), promises to pay to Sunny Sky Realty, located at 300 East 93rd Street, New York, NY 10128 (the "Lender"), or Lender's registered assigns, the principal sum of **Thirty Thousand Dollars (US$30,000.00)**, with accrued but unpaid interest thereon at a rate equal to twenty percent (20%) per annum (the "Indebtedness"), on the Maturity Date (as defined below). This Promissory Note's principal and interest is due as a "balloon payment" on the date six (6) months from execution of this Agreement (the "Maturity Date"). Moreover, as additional consideration for this Note, the Borrower will give to the Lender restricted shares of the Borrower equal to US$50,000.00 (the "Restricted Shares") that will be convertible to freely tradeable shares on the Maturity Date. The Borrower will provide to the Lender, at the Borrower's expense, an opinion of counsel stating that, on the Maturity Date, the Restricted Shares are freely tradeable pursuant to SEC Rule 144A ("144A Opinion"). Notwithstanding the foregoing, the Borrower shall have the right to prepay the Indebtedness to the Lender at any time before the Maturity Date without any penalty, whatsoever. Borrower understands and agrees that all of the Indebtedness is payable in advance of the Maturity Date.

Section 1. Interest: Interest shall accrue on the outstanding principal balance hereunder at the rate of twenty percent (20%) simple interest per annum. Interest shall be computed hereunder based on a 365day year and based on the actual number of days elapsed for any month in which interest is being calculated. Interest shall accrue from the date on which funds are advanced hereunder (regardless of the time of day) through, including, and until repayment in full of the principal and accrued interest under this Note.

Section 2. Payment and Extension: All principal and interest shall be due and payable on the Maturity Date. Payment shall be made at such place as designated by the Lender upon surrender of this Note, and shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Payment

of the Indebtedness shall be made by wire transfer to such account as designated by the Lender, wire fees included, for the account of the Lender. If the Lender shall fail to provide the Borrower with a current account from time to time, then payment of the Indebtedness shall be made by certified or official bank check to be sent to the Lender's above address (in which case, the Maturity Date shall be extended by thirty (30) business days).

Section 3. Right of Prepayment: Notwithstanding the payments pursuant to Section 2, the principal amount of, and all interest on, this Note may be prepaid by the Borrower in whole or in part at any time and from time to time without premium or penalty.

Section 4. Event of Default:

An "Event of Default" shall be deemed to have occurred upon the occurrence of any of the following: (i) the Borrower should fail for any reason or for no reason to make any payment of the principal or interest pursuant to this Note within thirty (30) days of the Maturity Date or otherwise due as prescribed herein, (ii) any default, whether in whole or in part, in the due observance or performance of any obligations or other covenants, terms or provisions to be performed by the Borrower under this Note, which is not cured by the Borrower by any applicable cure period therein, (iii) a breach of any representations or warranties, or (iv) upon the filing by Borrower for protection under Chapter 7 or 11 of the United States Bankruptcy Code, or upon the appointment of a receiver or custodian with respect to the Borrower's assets or if the Borrower shall become insolvent.

If an Event of Default shall occur and continue unremedied for more than sixty (60) days, then the Indebtedness, including all unpaid interest accrued thereon, shall, at the option of the Lender and without notice to the Borrower, become due and payable at once and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity. Moreover, if an Event of Default shall occur, then the Restricted Shares shall be freely tradeable and this Note shall be immediately convertible to ten (10) times the liquidated value of the Indebtedness. In connection therewith, the Borrower shall provide to the Lender, at the Borrower's expense, a 144A Opinion stating that the Restricted Shares are freely tradeable.

In the event that this Note, or any part hereof, is collected by or through an attorney-at-law, the Borrower agrees to pay all costs of collection, including, but not limited to, reasonable attorneys' fees.

No failure to accelerate the Indebtedness evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a notation of this Note or as a reinstatement of the Indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of the Lender thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Lender hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder made by agreement with any person now or hereafter liable for the

payment of this Note shall operate to release, discharge, modify, change or affect the original liability of the Borrower under this Note, either in whole or in part, unless Lender agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

Section 5. Maximum Interest Rate: In no event shall any agreed to or actual interest charged, reserved or taken by the Lender as consideration for this Note exceed twenty percent (20%). In the event that the interest provisions of this Note shall result at any time or for any reason in an effective rate of interest that exceeds twenty percent (20%), then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Lender in excess of those lawfully collectible as interest shall be applied against the principal of this Note immediately upon the Lender's receipt thereof, with the same force and effect as though the Borrower had specifically designated such extra sums to be so applied to principal and the Lender had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments.

Section 6. Cancellation of Note: Upon repayment by the Borrower of all of its obligations hereunder to the Lender, including without limitation, the principal amount of this Note, plus accrued unpaid interest, the Indebtedness evidenced hereby shall be deemed cancelled and paid in full.

Section 7. Severability: If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

Section 8. Amendment and Waiver: This Note may be amended, or any provision of this Note may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by any such party hereto of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.

Section 9. Successors: Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns.

Section 10. No Strict Construction: The language used in this Note will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

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Section 11. Further Assurances: Each party hereto will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Note.

Section 12. Third Parties: Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Note and their respective successors and assigns, any rights or remedies under or by reason of this Note.

Section 13. Entire Agreement: This Note (including any recitals hereto) sets forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed in writing by all of the parties hereto.

Section 14. Governing Law: THIS NOTE WAS NEGOTIATED AND DELIVERED IN THE STATE OF NEW YORK AND, IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS NOTE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, MAKER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS NOTE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED IN NEW YORK COURTS.

Section 15. Waiver: LENDER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE DEBT EVIDENCED BY THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF BORROWER OR MAKER, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH BORROWER OR MAKER, IN EACH OR THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

IN WITNESS WHEREOF, this Promissory Note has been duly executed as of the date and year first above written.

BORROWER:

LIVEWIRE ERGOGENICS INC.

By: ______________________

Name: Bill Hodson, CEO

Date: November 30, 2015

STATE OF CALIFORNIA)
) ss.
COUNTY OF Orange)

On the 2nd day of December, in the year 2015, before me the undersigned, a Notary of Public in and for said State, personally appeared **Bill Hodson**, ~~personally known to me~~ or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the written instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on this instrument, the individual, of the corporation upon behalf of which the individual acted, executed the instrument.

Kailash Desai

KAILASH DESAI
COMM. #2007700
NOTARY PUBLIC-CALIFORNIA
ORANGE COUNTY
My Comm. Expires February 15, 2017